As filed with the United States Securities and Exchange Commission on February 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

7000 Cardinal Place

Dublin, Ohio 43017

(Address of registrant’s principal executive offices including zip code)

Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005

Cardinal Health 401(k) Savings Plan (as amended and restated January 1, 2006)

Cardinal Health 401(k) Savings Plan For Employees

of Puerto Rico (as amended and restated January 1, 2005)

Syncor International Corporation Employees’ Savings and Stock

Ownership Plan, as amended and restated effective January 1, 1997

(Full title of the plans)

Ivan K. Fong, Esq.

Chief Legal Officer and Secretary

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

(614) 757-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	2,760,000	$58.72	$162,067,200	$6,370
Deferred Compensation Obligations under the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005(3)	$40,000,000	100%	$40,000,000	$1,572

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cardinal Health 401(k) Savings Plan, the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico and the Syncor International Corporation Employees’ Savings and Stock Ownership Plan.
(2)	The registration fee has been calculated pursuant to Rules 457(c) and (h), based on the average of the high and low sales prices of the registrant’s Common Shares on Wednesday, February 6, 2008, as reported on the New York Stock Exchange.
(3)	The deferred compensation obligations are unsecured obligations of the registrant to pay deferred compensation in the future in accordance with the Cardinal Health Deferred Compensation Plan.

Statement Regarding Registration of Additional Securities Pursuant to General Instruction E

Cardinal Health, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase (i) by 60,000 the number of Common Shares registered under the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005; (ii) by 2,500,000 the number of Common Shares registered under the Cardinal Health 401(k) Savings Plan, as amended and restated effective January 1, 2006; (iii) by 50,000 the number of Common Shares registered under the Cardinal Health 401(k) Savings Plan For Employees of Puerto Rico, as amended and restated effective January 1, 2005; and (iv) by 150,000 the number of Common Shares registered under Syncor International Corporation Employees’ Savings and Stock Ownership Plan, as amended and restated effective January 1, 1997.

This registration statement incorporates by reference the contents of the Company’s Form S-8 registration statements, Registration Nos. 33-42357, 333-90423, 333-38198, 3333-56010, and 333-102369 filed with the Securities and Exchange Commission (“Commission”) on August 23, 1991, November 5, 1999, May 31, 2000, February 21, 2001, and January 6, 2003, respectively.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The information filed (but not information furnished) in the documents listed in (a) through (e) below is incorporated by reference in this Registration Statement. All information filed (but not information furnished) in documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the Commission on August 24, 2007;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2007 filed with the Commission on November 7, 2007 and for the quarter ended December 31, 2007 filed with the Commission on February 6, 2008;

(c)	The Company’s Current Reports on Form 8-K filed on July 6, 2007, July 26, 2007 (Item 8.01 only), August 13, 2007 (amendment to the Current Report on Form 8-K filed on May 7, 2007; Items 5.02, 8.01 and 9.01 only), September 25, 2007 (Item 5.02 and Exhibits 10.01 and 10.02 of Item 9.01 only), November 5, 2007 (Items 5.02 and Exhibit 10.1 of Item 9.01 only), November 26, 2007 and January 31, 2008;

(d)	The Annual Reports on Form 11-K for the fiscal year ended December 31, 2006 filed with the Commission on June 29, 2007 with respect to the Cardinal Health 401(k) Savings Plan, the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico, and the Syncor International Corporation Employees’ Savings and Stock Ownership Plan; and

(e)	The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

The deferred compensation obligations being registered pursuant to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (the “DCP”) represent obligations (“Obligations”) of the Company to pay deferred compensation in the future in accordance with the terms of the DCP, which is filed as Exhibits 99(a)-(d) to this Registration Statement. Eligible employees and non-employee members of the Board of Directors of the Company are entitled to defer receipt of certain compensation into the DCP. All benefits under the DCP are unfunded and the Company is not required to establish any special or separate fund or make any other segregation of assets in order to provide a source of payment for its obligations under the DCP; provided, however, that in order to provide a source of payment for its obligations under the DCP, the Company may establish a trust fund. The Obligations are general unsecured obligations of the Company subject to the claims of its general creditors.

The amount of compensation to be deferred by each participating eligible employee or Board member (individually, a “Participant” and collectively, the “Participants”) is determined in accordance with the DCP based on elections by each Participant.

Under the DCP, amounts credited to a Participant’s account are credited with deemed investment returns equal to the experience of certain investment funds offered under the DCP and selected by the Participant. Certain Participants may elect to have all or a portion of Participant’s account to be deemed invested in Company’s Common Shares. The Obligations are generally payable upon a date or dates selected by the Participant under the DCP, subject to exceptions for in-service withdrawals upon the occurrence of an unforeseeable emergency or certain terminations of employment. The Obligations generally are payable in cash in the form of a lump-sum distribution or in installments, at the election of the Participant.

A Participant may designate one or more beneficiaries to receive any portion of the Obligations payable in the event of death. Participants or beneficiaries may not anticipate, alienate, sell, transfer, assign or otherwise dispose of any right or interest in the plan in which they are participating. The Company reserves the right to amend or terminate the DCP.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the Common Shares offered hereby has been passed upon for the Company by John M. Adams, Jr., Senior Vice President and Associate General Counsel of the Company. Mr. Adams is paid a salary by the Company and he participates in various employee benefit plans offered to its employees generally. Mr. Adams holds Company Common Shares and vested and unvested equity incentive awards with respect to Company Common Shares valued at greater than $50,000.

ITEM 6.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors and other persons.

Article 6 of the Company’s Restated Code of Regulations, as amended (“Code of Regulations”) contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Code of Regulations provides for the indemnification of its officers, directors, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement with respect to any threatened, pending or completed action, suit or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action, suit or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith.

The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company’s Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors’ and officers’ liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise or entity; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to indemnification for that proceeding under the contract. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct; (B) if a final court of adjudication determines that such indemnification is not lawful; (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Exchange Act or provisions of any federal, state or local statutory law; (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries; or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

The Company maintains a directors’ and officers’ insurance policy that insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description of Exhibit
4(a)	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.01 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, File No. 1-11373)

4(b)	Restated Code of Regulations of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373)

5	Opinion of John M. Adams, Jr. as to legality of the Common Shares being registered

23(a)	Consent of Ernst & Young LLP

23(b)	Consent of John M. Adams, Jr. (included in opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included in the signature page to this registration statement)

99(a)	Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K filed on December 14, 2004, File No. 1-11373)

99(b)	Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed on December 22, 2005, File No. 1-11373)

99(c)	First Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.03 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, File No. 1-11373)

99(d)	Second Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-11373)

ITEM 9.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on February 7, 2008.

CARDINAL HEALTH, INC.

By:	/s/ R. Kerry Clark
Name:	R. Kerry Clark
Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ivan K. Fong or Jeffrey W. Henderson and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 7, 2008.

Signature	Title

/s/ R. Kerry Clark	Chairman, Chief Executive Officer and Director (principal executive officer)
R. Kerry Clark

/s/ Jeffrey W. Henderson	Chief Financial Officer (principal financial officer)
Jeffrey W. Henderson

/s/ Stuart G. Laws	Vice President and Chief Accounting Officer (principal accounting officer)
Stuart G. Laws

/s/ Colleen F. Arnold	Director
Colleen F. Arnold

/s/ George H. Conrades	Director
George H. Conrades

/s/ Calvin Darden	Director
Calvin Darden

/s/ John F. Finn	Director
John F. Finn

/s/ Philip L. Francis	Director
Philip L. Francis

/s/ Gregory B. Kenny	Director
Gregory B. Kenny

/s/ J. Michael Losh	Director
J. Michael Losh

/s/ John B. McCoy	Director
John B. McCoy

/s/ Richard C. Notebaert	Director
Richard C. Notebaert

/s/ Michael D. O’Halleran	Director
Michael D. O’Halleran

/s/ David W. Raisbeck	Director
David W. Raisbeck

/s/ Jean G. Spaulding	Director
Jean G. Spaulding

/s/ Robert D. Walter	Director
Robert D. Walter

Pursuant to the requirements of the Securities Act, the administrators of the Cardinal Health 401(k) Savings Plan, the Cardinal Health 401(k) Savings Plan For Employees of Puerto Rico and the Syncor International Corporation Employees’ Savings and Stock Ownership Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 7th day of February, 2008.

CARDINAL HEALTH 401(k) SAVINGS PLAN

By:	/s/ Joan Kelly
Joan Kelly
Financial Benefit Plans Committee Member

CARDINAL HEALTH 401(k) SAVINGS PLAN FOR EMPLOYEES OF PUERTO RICO

By:	/s/ Joan Kelly
Joan Kelly
Financial Benefit Plans Committee Member

SYNCOR INTERNATIONAL CORPORATION EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN

By:	/s/ Joan Kelly
Joan Kelly
Financial Benefit Plans Committee Member

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4(a)	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.01 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, File No. 1-11373)

4(b)	Restated Code of Regulations of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373)

5	Opinion of John M. Adams, Jr. as to legality of the Common Shares being registered

23(a)	Consent of Ernst & Young LLP

23(b)	Consent of John M. Adams, Jr. (included in opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included in the signature page to this registration statement)

99(a)	Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K filed on December 14, 2004, File No. 1-11373)

99(b)	Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed on December 22, 2005, File No. 1-11373)

99(c)	First Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.03 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, File No. 1-11373)

99(d)	Second Amendment to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-11373)